EXHIBIT 10.1
                                                                    ------------

                                                                       C#: 15334
                                                                       L#: 15333

                                                                Amendment No. 04
                                                           To Security Agreement

     This MASTER SECURITY AGREEMENT AMENDMENT is made as of September 26, 2001, and is annexed to and made a part of the MASTER SECURITY AGREEMENT DATED AS OF SEPTEMBER 27, 1999 (the "Agreement") between KEY Equipment Finance, a Division of KEY Corporate Capital Inc., as lender, and PRESSTEK, INC., as Borrower. Unless OTHERWISE specified herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

1. The terms of this Amendment replace and supercede in their entirety the terms of all prior Financial Covenant addenda and amendments to the Agreement, as well as all amendments to such addenda (if any), including without limitation the Financial Covenants Addenda dated as of September 27, 1999.

2.   This Amendment is effective from and after September 26, 2001.

3. TOTAL FUNDED DEBT TO EBITDA RATIO: Borrower shall maintain a ratio of Total Funded Debt to EBITDA of not greater than 2.5 to 1; calculated for the period of the previous four financial quarters as at the end of each fiscal quarter.

4. MINIMUM LIQUIDITY: Borrower shall maintain a minimum liquidity of not less that $2,500,000 as cash or cash equivalents.

5. FIXED CHARGE COVERAGE: Borrower shall maintain a minimum Fixed charge Coverage of 1.25 to 1, measured at the end of each fiscal quarter.

6. CALCULATION: Unless otherwise noted, the financial covenants contained herein shall be computed based on the consolidated financial statements of Presstek, Inc. and subsidiaries.

7. COMPLIANCE. Borrower shall, within thirty (30) days of the end of each fiscal quarter end of Borrower, provide Lender with a certificate (a "Compliance Certificate") representing that Borrower is in full compliance with the foregoing financial covenants and setting forth the calculations used by Borrower to reach its conclusion. The Compliance Certificate shall be signed by Borrower's chief financial officer or, if Borrower does not have a chief financial officer, such other officer or employee of Borrower who performs the duties typically undertaken by a chief financial officer.

DEFINITIONS:

a) "EBITDA" means, calculated for the period of the previous four fiscal quarters, the net earnings of Borrower plus the aggregate amounts deducted in determining such net income in respect of interest expenses, taxes, depreciation and amortization; but not, however, giving effect to extraordinary losses or gains in calculating net income.

b) "TOTAL FUNDED DEBT" means, the sum, without duplication for a Borrower and/ or any of its subsidiaries of (1) all indebtedness for borrowed money, whether maturing in less than or more than one year, plus (2) all bonds, notes, debentures or similar debt instruments plus (3) all capitalized lease obligations plus (4) the present value of all basic rental obligations under any synthetic lease plus, (5) indebtedness of a second person secured by a lien on any property owned by a first person, whether or not such indebtedness has been assumed plus (6) the full outstanding balance of trade receivables sold with full or limited recourse, provided that if THE structure of any receivables sales program provides for "over-collateralization", the outstanding balance of the trade receivables attributable to the "over-collateralization" may be excluded plus (7) the stated value, or liquidation value, if higher, of all redeemable stock or such person.
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Form No.: 99-508.501                                                 Page 1 of 2


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c)   Fixed Charge means, Net income after taxes, and exclusive of extraordinary gains, gains on asset sales, and other income, plus depreciation and amortization, plus interest expense, plus lease expense, less dividends, and distributions; divided by interest expense, plus current maturities of long-term debt and current maturities of capital leases, plus lease expenses, plus preferred stock dividends, plus Capital Expenditures (calculated for the preceding twelve-month period).

d) Calculation of Fixed Charge - actual Capital Expenditures for the quarters ended 12/ 31/ 2000 and 3/ 37/ 2001 shall be replaced with $1,500,000.

     EXCEPT AS EXPRESSLY MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.



     IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first written above.

Lender:                                         Borrower:

Key Equipment Finance, a Division of            PRESSTEK, INC.
Key Corporate Capital Inc.

By: /s/ Sandra L. Costanzo                      /s/ Neil Rossen
    --------------------------------            --------------------------------
Name:                                           Name: Neil Rossen
Title:                                          Title: Vice President and
                                                       Chief Financial Officer














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Form No.: 99-508.501                                                 Page 2 of 2